AMENDED AND RESTATED
                          ARTICLES OF ASSOCIATION
                                     OF
                    FIRST USA BANK, NATIONAL ASSOCIATION


 FIRST. The title of this Association shall be FIRST USA BANK, NATIONAL ASSOCIATION.

 SECOND. The main office of the Association shall be in the City of Wilmington, County of New Castle, State of Delaware.

 The general business of the association shall be conducted at its main office and its branches.

 THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the Association, or of a holding company owning the Association, with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director, or (iii) the date of that person's most election to the Board of Directors, whichever is more recent. Any combination of common or preferred stock of the Association or holding company may be used.

 Any vacancy in the Board of Directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The Board of Directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; or
 (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

 Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

 Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

 Honorary or advisory members of the Board of Directors, without voting power or power of final decision in matters concerning the business of the Association, may be appointed by resolution of a majority of the full Board of Directors, or by resolution of shareholders at any annual or special meeting. Honorary, or advisory directors shall not be counted to determine the number of directors of the Association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

 FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on the day of each year specified therefor in the Bylaws or, if that day falls on a legal holiday in the state in which the Association is located, on the n6xt following banking day. If no election is held on the day fixed or in the event of a legal holiday on the following banking day, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the

 Board of Directors or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

 In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares such shareholder owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by such shareholder. If the issuance of preferred stock with voting rights has been authorized by a vote of shareholders owning a majority of the common stock of the Association, preferred shareholders will have cumulative voting rights and will be included within the same class as common shareholders, for purposes of elections of directors.

 A director may resign at any time by delivering written notice to the Board of Directors, its chairperson, or to the Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

 A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause, provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

 FIFTH. The authorized amount of capital stock of this Association shall be one hundred twenty-five thousand (125,000) shares of common stock of the par value of one hundred dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

 No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

 Unless otherwise specified in the Articles of Association or required by law, (1) all matters requiring shareholder action, including amendments to the Articles of Association, must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

 Unless otherwise specified in the Articles of Association or required by law, all shares of voting stock shall be voted together as a class on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected must vote together as a single voting group on the proposed amendment.

 Shares of the same class or series may be issued as a dividend on a pro rata basis and without consideration. Shares of another class or series may be issued as share dividends in respect of a class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the Board of Directors, the record date for determining shareholders entitled to a share dividend shall be the date the Board of Directors authorizes the share dividend.

 Unless otherwise provided in the Bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

 If a shareholder is entitled to fractional shares pursuant to preemptive rights, a stock dividend, consolidation or merger, reverse stock split or otherwise, the Association may: (a) issue fractional shares or; (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (c) if there is an established and active market in the Association's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder, or
 (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers, and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (1) that the script or warrants will become void if not exchanged for full shares before a specified date; and
 (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the Association and the proceeds paid to scriptholders.

 The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt whether or not subordinated, which may be issued by the Association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

 SIXTH. The Board of Directors shall appoint one of its members president of this Association, and one of its members chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors in accordance with the Bylaws.

 The Board of Directors shall have the power to:

 (1) Define the duties of the officers, employees, and agents of the Association.

 (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Association.

 (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

 (4)  Dismiss officers and employees.

 (5) Require bonds from officers and employees and to fix the penalty thereof.

 (6) Ratify written policies authorized by the Association's management or committees of the Board of Directors.

 (7) Regulate the manner in which any increase or decrease of the capital of the Association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the Association in accordance with law, and nothing shall raise or lower from two-thirds the percentage for shareholder approval to increase or reduce the capital.

 (8)  Manage and administer the business and affairs of the Association.

 (9) Adopt initial Bylaws, not inconsistent with law or the Articles of Association, for managing the business and regulating the affairs of the Association.

 (10) Amend or repeal Bylaws, except to the extent that the Articles of Association reserve this power in whole or in part to shareholders.

 (11) Make contracts.

 (12) Generally perform all acts that are legal for a Board of Directors to perform.

 SEVENTH. The Board of Directors shall have the power to change the location of the main office of this Association to any other place within the limits of the City of Wilmington, State of Delaware, without the approval of the shareholders; and shall have the power to change the location of the main office of this Association to any other place outside the limits of the City of Wilmington, State of Delaware, but not more than thirty miles beyond such limits, with the affirmative vote of shareholders owning two-thirds of the stock of the Association, subject to receipt of a certificate of approval from the Comptroller of the Currency. The Board of Directors shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law without the approval of the shareholders, subject to approval by the Office of the Comptroller of the Currency. The Board of Directors shall have the power to establish or change the location of any nonbranch office or facility of the Association without the approval of the shareholders.

 EIGHTH. The corporate existence of this Association shall continue until termination according to the laws of the United States.

 NINTH. The Board of Directors of this Association, or any shareholders owning, in the aggregate, not less than 20 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the Bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage Prepaid, mailed at least 10, and no more than 60, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association. Unless otherwise provided by the Bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

 TENTH.  The Association shall provide indemnification as set forth below:

 Every person who is or was a director, officer or employee of the Association or of any other corporation which he served as a director, officer or employee at the request of the Association as part of his regularly assigned duties may be indemnified by the Association in accordance with the provisions of this Article against all liability (including, without limitation, judgments, fines, penalties, and settlements) and all reasonable expenses (including, without limitation, attorneys' fees and investigative expenses) that may be incurred or paid by him in connection with any claim, action, suit or proceeding, whether civil, criminal or administrative (all referred to hereafter in this Article as "Claims") or in connection with any appeal relating thereto in which he may become involved as a party or otherwise or with which he may be threatened by reason of his being or having been a director, officer or employee of the Association or such other corporation, or by reason of any action taken or omitted by him in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expenses are incurred; provided that nothing contained in this Article shall be construed to permit indemnification of any such person who is adjudged guilty of, or liable for, willful misconduct, gross neglect of duty or criminal acts, unless, at the time such indemnification is sought, such indemnification in such instance is permissible under applicable law and regulations, including published filings of the Comptroller of the Currency or other appropriate supervisory or regulatory authority, and provided further that there shall be no indemnification of directors, officers, or employees against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association.

 Every person who may be indemnified under the provisions of this Article and who has been wholly successful on the merits with respect to any Claim shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification under this Article shall be at the sole discretion of the Board of Directors and shall be made only if the Board of Directors or the Executive Committee acting by a quorum consisting of directors who are not parties to such Claim shall find or if independent legal counsel (who may be the regular counsel of the Association) selected by the Board of Directors or Executive Committee whether or not a disinterested quorum exists shall render their opinion that in view of all of the circumstances then surrounding the Claim, such indemnification is equitable and in the best interests of the Association. Among the circumstances to be taken into consideration in arriving at such a finding or opinion is the existence or non-existence of a contract of insurance or indemnity under which the Association world be wholly or partially reimbursed for such indemnification, but the existence or non-existence of such insurance is not the sole circumstance to be considered nor shall it be wholly determinative of whether such indemnification shall be made. In addition to such finding or opinion, no indemnification under this Article shall be made unless the Board of Directors or the Executive Committee acting by a quorum consisting of directors who are not parties to such Claim shall find or if independent legal counsel (who may be the regular counsel of the Association) selected by the Board of Directors or Executive Committee whether or not a disinterested quorum exists shall render their opinion that the directors, officer or employee acted in good faith in what he reasonably believed to be the best interests of the Association or such other corporation and further in the case of any criminal action or proceeding, that the director, officer or employee reasonably believed his conduct to be lawful. Determination of any Claim by judgment adverse to a director, officer or employee by settlement with or without Court approval or conviction upon a plea of guilty or of nolo contendere or its equivalent shall not create a presumption that a director, officer or employee failed to meet the standards of conduct set forth in this Article. Expenses incurred with respect to any Claim may be advanced by the Association prior to the final disposition thereof upon receipt of an undertaking satisfactory to the Association by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification under this Article.

 The rights of indemnification provided in this Article shall be in addition to any rights to which any director, officer or employee may otherwise be
 entitled by contract or as a matter of law.   Every person who shall act as
 a director, officer or employee of this Association shall be conclusively presumed to be doing so in reliance upon the right of indemnification provided for in this Article.

 ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The Association's Board of Directors may propose one or more amendments to the Articles of Association for submission to the shareholders.

 In witness whereof, we have hereunto set our hands this 4th day of June, 1998.


                          /s/ Richard Vague
                          -------------------------------
                          Richard Vague, Director


                          /s/ Randy Christofferson
                          -------------------------------
                          Randy Christofferson, Director


                          /s/ Gary Marino
                          -------------------------------
                          Gary Marino, Director


                          /s/ George Hubley
                          -------------------------------
                          George Hubley, Director


                          /s/ Roger Deacon
                          -------------------------------
                          Roger Deacon, Director